 Exhibit 99.1

Bandwidth Announces Commencement of Public Offering of Common Stock
RALEIGH, N.C., March 5, 2019 /PRNewswire/ -- Bandwidth Inc. (NASDAQ: BAND), a software company focused on communications for the enterprise, today announced that it intends to offer and sell, subject to market and other conditions, 2,250,000 shares of its Class A common stock in an underwritten public offering pursuant to Bandwidth’s existing shelf registration statement. The underwriters in the offering will have a 30-day option to purchase up to an additional 337,500 shares of Class A common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Bandwidth intends to use the net proceeds from the offering for general corporate purposes.
Morgan Stanley & Co LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Robert W. Baird & Co. Incorporated will act as book-running managers for the proposed offering. Canaccord Genuity LLC and JMP Securities LLC will act as co-managers.
Important Information
The securities described above are being offered by Bandwidth pursuant to a shelf registration statement on Form S-3 (No. 333-228939), including a base prospectus, that was previously filed by Bandwidth with the Securities and Exchange Commission (“SEC”) and declared effective on February 4, 2019. The offering will be made only by means of a written prospectus supplement and the accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement related to the offering and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.
When available, copies of the preliminary prospectus and the accompanying prospectus relating to these securities may be obtained from either Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department; from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or email: prospectus-eq_fi@jpmchase.com; from KeyBanc Capital Markets Inc., Attention: Prospectus Delivery Department, 127 Public Square, 4th Floor, Cleveland, OH 44114 or by telephone at 800-859-1783; or from Robert W. Baird & Co. Incorporated, Attn: Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, telephone: (800) 792-2473 or email syndicate@rwbaird.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Bandwidth
Bandwidth (NASDAQ: BAND) is a software company focused on communications for the enterprise. Companies like Google, Microsoft, and RingCentral use Bandwidth's APIs to easily embed voice, messaging and 9-1-1 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network - one of the largest in the nation.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance and the offering of our Class A common stock, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to the offering of our Class A common stock, including that such transaction may not be occur, and market risks and uncertainties, as well as other risks and uncertainties set forth in the “Risk Factors” section of Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2018. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

SOURCE; Bandwidth Inc.
Investor Contact, Marc P. Griffin, ICR, Inc., for Bandwidth 919-283-5993, ir@bandwidth.com